Birner Dental Management Services, Inc. Announces Earnings For 2Q 2012

DENVER, Aug. 14, 2012 /PRNewswire/ -- Birner Dental Management Services, Inc. (NASDAQ Capital Market: BDMS),operators of PERFECT TEETH® dental practices and Vantage Dental Implant Center, announced results for the quarter and six months ended June 30, 2012. For the quarter ended June 30, 2012, revenue decreased $641,000, or 3.9%, to $15.8 million. The Company's earnings before interest, taxes, depreciation, amortization, and non-cash expense associated with stock-based compensation ("Adjusted EBITDA") decreased $335,000, or 23.4%, to $1.1 million for the quarter ended June 30, 2012. Net income for the quarter ended June 30, 2012 decreased $223,000, or 61.1%, to $142,000 compared to $365,000 for the quarter ended June 30, 2011. Earnings per share decreased 59.6%, to $0.08 for the quarter ended June 30, 2012 compared to $0.19 for the quarter ended June 30, 2011.

For the six months ended June 30, 2012, revenue decreased $1.5 million, or 4.5%, to $32.0 million. The Company's Adjusted EBITDA decreased $308,000, or 10.8%, to $2.5 million for the six months ended June 30, 2012. Net income for the six months ended June 30, 2012 decreased $301,000, or 40.0%, to $451,000 compared to $752,000 for the six months ended June 30, 2011. Earnings per share decreased 37.8%, to $0.24 for the six months ended June 30, 2012 compared to $0.39 for the six months ended June 30, 2011.

For the quarter and six months ended June 30, 2012, revenue was negatively impacted by a decrease in the number of patient visits in the offices relative to the quarter and six months ended June 30, 2011. Additionally, for the quarter and six months ended June 30, 2012, patients accepted less expensive treatment relative to the prior periods. The Company believes this is due to a general weakness in the economy in its markets.

The Company has entered into leases for two de novo offices, which the Company anticipates will open in the fourth quarter of 2012. One office is located in the Tucson, Arizona market and the other office is located in the Denver/Boulder, Colorado market. The Company anticipates approximately $500,000 in capital expenditures at each de novo office. The Company also has signed letters of intent for two additional de novo office locations. The Company does not anticipate opening either of these offices until after the first quarter of 2013.

During the first six months of 2012, the Company had capital expenditures of approximately $1.9 million, paid out approximately $812,000 in dividends to its shareholders, and purchased 37,787 shares of its Common Stock for approximately $622,000. During the first six months of 2012, total bank debt outstanding increased by approximately $925,000.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. The Company currently manages 64 dental offices, of which 38 were acquired and 26 were de novo developments. The Company currently has 107 dentists. The Company operates its dental offices under the PERFECT TEETH® name. The Company also operates one Vantage Dental Implant Center in Denver, Colorado.

The Company previously announced it would conduct a conference call to review results for the quarter ended June 30, 2012 on Tuesday, August 14, 2012 at 9:00 a.m. MDT. In addition to current operating results, the teleconference may include discussion of management's expectations of future financial and operating results. To participate in this conference call, dial in to 1-888-239-5167 and refer to Confirmation Code 7674290 approximately five minutes prior to the scheduled time. If you are unable to join the conference call on August 14, the rebroadcast number is 1-888-203-1112 with the pass code of 7674290. This rebroadcast will be available through August 28, 2012.

Non-GAAP Disclosures

This press release includes a non-GAAP financial measure with respect to Adjusted EBITDA. Please see below for more information regarding Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding potential de novo offices and the Company's prospects and performance in future periods. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
	Quarters Ended				Six Months Ended
	June 30,				June 30,
	2011		2012		2011		2012

REVENUE:	$ 16,416,545		$ 15,775,428		$ 33,491,748		$ 31,975,115

DIRECT EXPENSES:
Clinical salaries and benefits	9,237,249		8,951,275		18,949,321		18,089,124
Dental supplies	697,738		712,490		1,499,282		1,389,482
Laboratory fees	793,852		798,072		1,509,330		1,551,528
Occupancy	1,328,738		1,370,243		2,679,129		2,735,560
Advertising and marketing	607,916		702,101		1,185,260		1,377,664
Depreciation and amortization	609,586		685,394		1,227,779		1,334,956
General and administrative	1,430,725		1,235,366		3,034,563		2,444,835
	14,705,804		14,454,941		30,084,664		28,923,149

Contribution from dental offices	1,710,741		1,320,487		3,407,084		3,051,966

CORPORATE EXPENSES:
General and administrative	1,058,674	(1)	1,019,259	(1)	2,077,735	(2)	2,186,754	(2)
Depreciation and amortization	31,420		41,870		51,003		77,159

OPERATING INCOME	620,647		259,358		1,278,346		788,053
Interest expense, net	21,589		26,299		46,295		48,778

INCOME BEFORE INCOME TAXES	599,058		233,059		1,232,051		739,275
Income tax expense	233,633		90,893		480,500		288,317

NET INCOME	$ 365,425		$ 142,166		$ 751,551		$ 450,958

Net income per share of Common Stock - Basic	$ 0.20		$ 0.08		$ 0.41		$ 0.24

Net income per share of Common Stock - Diluted	$ 0.19		$ 0.08		$ 0.39		$ 0.24

Cash dividends per share of Common Stock	$ 0.22		$ 0.22		$ 0.42		$ 0.44

Weighted average number of shares of
Common Stock and dilutive securities:
Basic	1,856,506		1,843,738		1,854,266		1,843,302

Diluted	1,921,563		1,852,103		1,920,081		1,853,433

(1)

Corporate expense - general and administrative includes $90,636 of stock-based compensation expense pursuant to ASC Topic 718 and $81,414 related to a long-term incentive program for the quarter ended June 30, 2011 and  $112,198 of stock-based compensation expense pursuant to ASC Topic 718 for the quarter ended June 30, 2012.

(2)

Corporate expense - general and administrative includes $133,655 of stock-based compensation expense pursuant to ASC Topic 718 and $162,828 related to a long-term incentive program for the six months ended June 30, 2011 and  $344,963 of stock-based compensation expense pursuant to ASC Topic 718 for the six months ended June 30, 2012.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
	December 31,	June 30,
ASSETS	2011	2012
CURRENT ASSETS:
Cash and cash equivalents	$ 923,878	$ 687,739
Accounts receivable, net of allowance for doubtful
accounts of $302,000 and $308,000, respectively	2,855,726	3,015,247
Deferred tax asset	197,327	197,327
Prepaid expenses and other assets	639,116	787,427

Total current assets	4,616,047	4,687,740

PROPERTY AND EQUIPMENT, net	5,789,521	6,682,577

OTHER NONCURRENT ASSETS:
Intangible assets, net	11,095,926	10,643,774
Deferred charges and other assets	165,267	162,459
Notes receivable	155,419	137,560

Total assets	$ 21,822,180	$ 22,314,110

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 2,111,155	$ 2,010,326
Accrued expenses	1,973,593	1,558,232
Accrued payroll and related expenses	1,731,273	2,215,805
Income taxes payable	115,038	363,355
Current maturities of long-term debt	-	400,000

Total current liabilities	5,931,059	6,547,718

LONG-TERM LIABILITIES:
Deferred tax liability, net	2,309,279	2,309,279
Long-term debt, net of current maturities	4,251,068	4,776,500
Other long-term obligations	1,504,684	1,492,078

Total liabilities	13,996,090	15,125,575

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares
authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares authorized;
1,837,519 and 1,841,790 shares issued and outstanding, respectively	368,186	91,452
Retained earnings	7,457,904	7,097,083

Total shareholders' equity	7,826,090	7,188,535

Total liabilities and shareholders' equity	$ 21,822,180	$ 22,314,110

Reconciliation of Adjusted EBITDA

Adjusted EBITDA is not a U.S. generally accepted accounting principle ("GAAP") measure of performance or liquidity. However, the Company believes that it may be useful to an investor in evaluating the Company's ability to meet future debt service, capital expenditures and working capital requirements. Investors should not consider Adjusted EBITDA in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net income can be made by adding depreciation and amortization expense - Offices, depreciation and amortization expense – Corporate, stock-based compensation expense, interest expense, net and income tax expense to net income as in the table below.

	Quarters		Six Months
	Ended June 30,		Ended June 30,
	2011	2012	2011	2012
RECONCILIATION OF ADJUSTED EBITDA:
Net income	$365,425	$142,166	$751,551	$450,958
Add back:
Depreciation and amortization - Offices	609,586	685,394	1,227,779	1,334,956
Depreciation and amortization - Corporate	31,420	41,870	51,003	77,159
Stock-based compensation expense	172,050	112,198	296,483	344,963
Interest expense, net	21,589	26,299	46,295	48,778
Income tax expense	233,633	90,893	480,500	288,317

Adjusted EBITDA	$1,433,703	$1,098,820	$2,853,611	$2,545,131